Exhibit 10.2

FIRST AMENDMENT TO PURCHASE

AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is effective as of December 15, 2014, and is entered into by and between WHITBRIT, LLC, a Washington limited liability company (“Seller”), and SUMMIT HEALTHCARE REIT, INC., a Maryland corporation (“Buyer”).

RECITALS

A.     Seller and Buyer entered into that certain Purchase and Sale Agreement dated September 24, 2014 (the “Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain land and improvements located at 39 N.E. 102nd Avenue, Portland, Oregon, as more particularly described in the Agreement.

B.     Seller and Buyer desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

In consideration of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1.     Defined Terms. All initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.     Seller Entity. Seller and Buyer acknowledge that the reference to Seller as an Oregon limited liability company in the Agreement was incorrect, and that Seller is a Washington limited liability company, and therefore all references to Seller in the Agreement are hereby modified to reference Seller as a Washington limited liability company.

3.     Due Diligence Period. The first sentence of Section 6(a) is hereby deleted in its entirety and replaced with the following:

“Buyer shall have until December 18, 2014 to complete Buyer’s due diligence (the “Due Diligence Period”).”

4.     Counterparts.     This Amendment may be executed in counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument. The parties agree that a signed copy of this Amendment transmitted by one party to the other party(ies) by facsimile or electronic transmission will be binding upon the sending party to the same extent as if it had delivered a signed original of this Amendment.

5.     Miscellaneous. All references in this Amendment to the Agreement shall be deemed to refer to the Agreement, as modified by the terms of this Amendment. In the event of a conflict between the terms and provisions of the Agreement and the terms and conditions of this Amendment, the terms and provisions of this Amendment shall prevail. As amended herein, the Agreement remains in full force and effect and is hereby ratified by the parties.

IN WITNESS WHEREOF, Seller and Buyer have entered into this Amendment as of the date first set forth above.

“SELLER”:

WHITBRIT, LLC, a Washington limited liability company

By:	/s/ Arthur L. Werner
Arthur L. Werner, Member

“BUYER”:

SUMMIT HEALTHCARE REIT, INC., a

Maryland corporation

By:	/s/ Kent Eikanas
Kent Eikanas
President